Exhibit 99.1

PRELIMINARY COPY

DELL TECHNOLOGIES INC. ONE DELL WAY ROUND ROCK, TX 78682	SUBMIT YOUR PROXY BY INTERNET
Go to [www.proxyvote.com]

Use the Internet to submit your proxy and for electronic delivery of information up until 11:59 p.m., Eastern Time (10:59 p.m., Central Time) on [            ], 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to submit your proxy.

SUBMIT YOUR PROXY BY PHONE - 1-800-690-6903
Use any touch-tone telephone to submit your proxy up until 11:59 p.m., Eastern Time (10:59 p.m., Central Time) on [ ], 2018. Have your proxy card in hand when you call and then follow the instructions.
SUBMIT YOUR PROXY BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
ATTEND THE SPECIAL MEETING
Holders of record of Dell Technologies Inc. common stock as of the close of business on [ ], 2018 may attend and vote at the special meeting of stockholders to be held at [ ], Central Time, on [ ], 2018, at the Dell Round Rock Campus, 501 Dell Way (Building 2-East), Round Rock, Texas 78682. Stockholders who come to the special meeting will be required to present evidence of stock ownership as of [ ], 2018. All stockholders who attend the meeting will be required to present valid government-issued picture identification. See reverse side for additional information.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

DELL TECHNOLOGIES INC.

The Board of Directors recommends that you vote FOR each of the following proposals:				For	Against	Abstain

1.    Adoption of the Agreement and Plan of Merger, between Dell Technologies Inc. and Teton Merger Sub Inc., dated as of July 1, 2018, as it may be amended from time to time (the “merger agreement”), pursuant to which Teton Merger Sub Inc. will be merged with and into Dell Technologies Inc., and Dell Technologies Inc. will continue as the surviving corporation.

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2. Adoption of the Fifth Amended and Restated Certificate of Incorporation of Dell Technologies Inc. in the form attached as Exhibit A to the merger agreement.				☐	☐	☐

3.    Approval, on a non-binding, advisory basis, of compensation arrangements with respect to the named executive officers of Dell Technologies Inc. related to the Class V transaction described in the accompanying proxy statement/prospectus.

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4.    Approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement or adopt the Fifth Amended and Restated Certificate of Incorporation of Dell Technologies Inc.

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NOTE: In their discretion, the named proxy holders will vote on such other business as may properly be brought before the meeting or any adjournments or postponements thereof.
For address changes and/or comments, please check this box and write them on the back where indicated.		☐

NOTE: Please sign as name appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, or in any other representative capacity, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

Information about Attendance at the Special Meeting of Stockholders of Dell Technologies Inc.

Attendance at the special meeting of stockholders of Dell Technologies Inc. will be limited to holders of record of Dell Technologies Inc. common stock as of the close of business on [            ], 2018 and to guests of Dell Technologies Inc., as described in the section entitled “Special Meeting of Stockholders” included in the accompanying proxy statement/prospectus. Stockholders who come to the special meeting will be required to present evidence of stock ownership as of [            ], 2018. You can obtain this evidence from your bank, brokerage firm or other nominee, typically in the form of your most recent monthly statement. All stockholders who attend the special meeting will be required to present valid government-issued picture identification, such as a driver’s license or passport, and will be subject to security screenings. For more information, see the section entitled “Special Meeting of Stockholders” included in the accompanying proxy statement/prospectus.

PROXY

Dell Technologies Inc.

Special Meeting of Stockholders

[            ], 2018, [            ], Central Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF DELL TECHNOLOGIES INC.

The undersigned hereby appoints Richard J. Rothberg and Janet M. Bawcom, and each of them, with power to act without the other and with power of substitution and resubstitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side of this form, all the shares of Dell Technologies Inc. Class A Common Stock, Class B Common Stock, Class C Common Stock and/or Class V Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of the Company to be held on [            ], 2018 and any adjournments or postponements thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED AND DATED, THIS PROXY CARD WILL BE VOTED FOR PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND FOR PROPOSAL 4 AND IN THE DISCRETION OF THE PROXY HOLDERS WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be marked, dated and signed, on the reverse side)